Exhibit 4.2

This note has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws.  This note has been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933, as amended, and any applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933, as amended, and applicable state securities laws, as represented by an opinion of counsel reasonably satisfactory to the company if reasonably requested by the company.

This note is subject to those restrictions on transfer as set forth herein, and is negotiable only in compliance with the terms of this note.

ENTERCONNECT INC.

CONVERTIBLE PROMISSORY NOTE

$____________.00	_______________, 2009

FOR VALUE RECEIVED, the undersigned, EnterConnect Inc., a Nevada corporation (the “Company”), hereby promises to pay to _________________ (“Payee,” and, together with any permitted transferee then the duly endorsed and recorded holder hereof, the “the Holder”), the principal amount of ___________________________ and No/100 Dollars ($_______.00) plus interest at the rate provided for herein from the date hereof on such principal amount or such lesser amount as is then currently outstanding, in such currency of the United States of America as at the time will be legal tender for the payment of public and private debts, with principal and interest payable as herein provided.

1.             INTEREST RATE AND PAYMENT PROVISIONS.

(a)           Except as otherwise provided herein, the principal amount of this Convertible Promissory Note (this “Note”) outstanding from time to time will bear interest from the date hereof through the date on which the principal amount hereof and all accrued interest thereon are paid in full, at a simple interest rate equal to five percent (5%) per annum (the “Note Rate”).

(b)           Unless previously converted into Series A Securities (as defined below), all unpaid interest and principal on this Note will be due and payable by the Company in full on the first date on which the restrictions on payment of this Note under the terms of Section 2 below are no longer in effect, or (ii) immediately before a Liquidation Transaction (the “Maturity Date”); provided that such date may be extended by consent of the Company and the Holder.  For purposes hereof, a “Liquidation Transaction” means a liquidation, dissolution, or winding up of the Company, or the Company’s sale, lease, conveyance, or other disposition of all or substantially all of its property or business or merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company).  All payments made by the Company on this Note will be applied first to the payment of accrued but unpaid interest on this Note and then to the reduction of the unpaid principal amount of this Note.

(c)           If the principal amount of this Note, and all accrued but unpaid interest thereon, is not paid on the Maturity Date, then interest will accrue on such unpaid amount at the Note Rate plus five percent (5%) from and after any such date or occurrence to the date of the payment in full of the principal amount of this Note and all accrued but unpaid interest thereon.

2.             SUBORDINATION.  EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS NOTE WILL BE SUBORDINATED IN RIGHT OF PAYMENT TO ALL OBLIGATIONS OF THE COMPANY OWING ON THOSE CERTAIN SENIOR SECURED NOTES ISSUED BY THE COMPANY PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 20, 2007, BY AND AMONG THE COMPANY, HIGHBRIDGE INTERNATIONAL LLC (“HIGHBRIDGE”), AND VARIOUS OTHER INVESTORS IN THE SENIOR NOTES, AS AMENDED BY THOSE CERTAIN AMENDMENTS ENTITLED AMENDMENT AND WAIVER AGREEMENT, DATED AS OF DECEMBER 17, 2008, AND SECOND AMENDMENT AND WAIVER AGREEMENT, DATED AS OF MARCH 9, 2009, BY AND AMONG THE COMPANY AND THE HOLDERS OF CONVERTIBLE PROMISSORY NOTES ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, AS AMENDED, REPRESENTING AT LEAST A MAJORITY OF THE AGGREGATE PRINCIPAL AMOUNT OF SUCH NOTES THEN OUTSTANDING (THE “SENIOR NOTES PURCHASE AGREEMENT”), NOW OR HEREAFTER ARISING, TOGETHER WITH ALL COSTS OF COLLECTING SUCH OBLIGATIONS (INCLUDING REASONABLE ATTORNEYS’ FEES), INCLUDING, WITHOUT LIMITATION, ALL INTEREST ACCRUING AFTER THE COMMENCEMENT BY OR AGAINST THE COMPANY OF ANY BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING, AND ALL OBLIGATIONS UNDER THE SENIOR NOTES PURCHASE AGREEMENT (THE “SENIOR DEBT”).  THE HOLDER WILL NOT DEMAND OR RECEIVE FROM THE COMPANY (AND THE COMPANY WILL NOT PAY TO THE HOLDER) ALL OR ANY PART OF THE AMOUNTS OWING UNDER THIS NOTE, BY WAY OF PAYMENT, PREPAYMENT, SETOFF, LAWSUIT OR OTHERWISE, NOR WILL THE HOLDER COMMENCE, PROSECUTE OR PARTICIPATE IN ANY ADMINISTRATIVE, LEGAL OR EQUITABLE ACTION ADVERSARIAL TO THE COMPANY IN RESPECT OF THIS NOTE, FOR SO LONG AS ANY PORTION OF THE SENIOR DEBT REMAINS OUTSTANDING AND UNTIL 91 DAYS AFTER ANY PORTION OF IT REMAINS OUTSTANDING.

3.             LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE.  UPON RECEIPT OF EVIDENCE SATISFACTORY TO IT OF THE LOSS, THEFT, DESTRUCTION OR MUTILATION OF THIS NOTE OR ANY NOTE ISSUED IN EXCHANGE THEREFOR AND, IF REQUESTED IN THE CASE OF ANY SUCH LOSS, THEFT OR DESTRUCTION, UPON DELIVERY OF AN INDEMNITY AGREEMENT REASONABLY SATISFACTORY TO THE COMPANY, OR, IN THE CASE OF ANY SUCH MUTILATION, UPON SURRENDER AND CANCELLATION OF THIS NOTE, THE COMPANY WILL ISSUE A NEW NOTE OF LIKE TENOR AND AMOUNT AND DATED THE DATE OF THE ORIGINAL NOTE, IN LIEU OF SUCH LOST, STOLEN, DESTROYED OR MUTILATED NOTE.

4.             SERIES A FINANCING AND CONVERSION OF NOTE.

(a)           The parties acknowledge that (i) the Company is seeking to issue and sell, within the ninety (90) day period following the date hereof, shares of its Series A Convertible Preferred Stock, accompanied by warrants to purchase the Company’s Common Stock (collectively, the “Series A Securities”), to existing and potentially new investors in the Company, and that Payee, as a placement agent, and potentially other placement agents, may assist with the placement of the Series A Securities, and (ii) the Company will seek to raise a maximum of One Million Dollars ($1,000,000.00) of equity capital through such issuance and sale (the “Financing”).   The Holder will have the option, but not the obligation, concurrent with the closing of the Financing (whether the Financing occurs within such ninety (90) day period, or whether Company, in its sole discretion, extends the ninety (90) day period in order to raise the minimum amount), to convert the outstanding principal balance of this Note plus any unpaid accrued interest as of the date of the Financing into Series A Securities on the same terms and conditions as given to the other investors in the Financing.  The Company will give the Holder written notice of the Financing, which notice will include the material terms of the Financing, at least five (5) business days prior to the consummation of the Financing, which notice will be deemed waived by the Holder if the Holder converts this Note into Series A Securities as a part of the Financing.  At the closing of the Financing, if the Holder has elected to convert this Note as part of the Financing, the Holder will deliver to the Company this Note to be converted into Series A Securities, this Note will be canceled and of no further force and effect, and the Company will issue the Series A Securities to the Holder.

(b)           Any conversion under Section 4.1 above will be subject to all the terms and conditions of the Financing applicable to the holders of the Series A Securities to be issued to the other investors, including, but not limited to, the conversion rights or exercise rights, preemptive rights, registration rights and other protective rights granted and the benefit of any representations and warranties made in connection with the Series A Securities being issued in the Financing, and the Holder, upon conversion, will be entitled to all such benefits and rights of the purchaser(s) of Series A Securities.  Upon any conversion under Section 4.1 above, the Holder will become a party to and execute any agreements that are being entered into by the other purchasers of Series A Securities in connection with their issuance and sale.

(c)           Notwithstanding any other provisions herein, upon the closing of the Financing, if any amounts remain outstanding under this Note, the Company will pay the Holder all amounts owing under this Note out of the proceeds from the Financing.

5.             PAYEE REPRESENTATIONS.  THIS NOTE IS ISSUED TO PAYEE IN RELIANCE ON PAYEE’S REPRESENTATIONS TO THE COMPANY, AS FOLLOWS:

(a)           This Note is acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and Payee has no present intention of selling, granting participation in, or otherwise distributing this Note.

(b)           Payee has no contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to this Note.

(c)           Payee understands that this Note has not been registered under the Securities Act of 1933 (the “Act”), because the issuance of this Note is exempt from registration under the Act, and the Company’s reliance on such exemption is predicated in part on Payee’s representations set forth herein.

(d)           Payee is experienced in evaluating early-stage companies such as the Company, is able to fend for itself in the transactions such as the issuance of this Note, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment, has had access, prior to the issuance of this Note, to all such information as it deemed necessary or appropriate (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense), has had, prior to the issuance of this Note, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Company’s offering of this Note, (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

6.             COMPANY REPRESENTATION.  COMPANY HEREBY REPRESENTS THAT IT HAS THE REQUISITE CORPORATE POWER AND AUTHORITY TO ISSUE AND SELL THIS NOTE TO PAYEE.

7.             RESTRICTION ON TRANSFER.  PAYEE ACKNOWLEDGES THAT NEITHER THIS NOTE,  NOR SERIES A SECURITIES THAT MAY BE PURCHASED BY THE HOLDER PURSUANT TO EXERCISE OF THE HOLDER’S OPTION DESCRIBED IN SECTION 4.1 ABOVE, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM, AND THAT, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS NOTE OR THE PARTICULAR SERIES A SECURITIES IN QUESTION, OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, THIS NOTE AND ANY SERIES A SECURITIES AS APPLICABLE MUST BE HELD INDEFINITELY.  THE HOLDER AGREES THAT IN NO EVENT WILL IT MAKE A TRANSFER OR DISPOSITION OF ANY OF THIS NOTE OR ANY SERIES A SECURITIES, UNLESS AND UNTIL (I) THE HOLDER WILL HAVE NOTIFIED THE COMPANY OF THE PROPOSED DISPOSITION AND THE CIRCUMSTANCES SURROUNDING THE DISPOSITION, AND (II) IF REQUESTED BY THE COMPANY, THE HOLDER WILL HAVE FURNISHED TO THE COMPANY, AT ITS EXPENSE, AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.  PAYEE ACKNOWLEDGES THAT NO PUBLIC MARKET NOW EXISTS FOR THIS NOTE OR WILL EXIST FOR THE SERIES A SECURITIES, AND THAT THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL EVER EXIST FOR ANY SUCH SECURITIES.

8.             UNCONDITIONAL OBLIGATION; FEES, WAIVERS, ETC.

(a)           The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

(b)           If the Holder will seek to enforce the collection of any amount of principal of or interest on this Note or the terms of this Note, there will be immediately due and payable from the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by the Holder in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements. Any such costs and expenses will be paid directly by the Company, or will be paid by the Company to the Holder as and when bills are received or such costs and expenses are incurred.

(c)           No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note will operate as a waiver, or as acquiescence in any default, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

(d)           This Note may be amended only upon the written agreement of the Company and the Holder.  Compliance with a provision of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only in writing by the party exercising the waiver.

(e)           The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in the Holder’s taking any action to collect amounts called for hereunder, and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

9.             MISCELLANEOUS.

(a)           The headings of the various paragraphs of this Note are for convenience of reference only and will in no way modify any of the terms or provisions of this Note.

(b)           All notices, demands and other communications provided for hereunder will be in writing and will be deemed effective: (a) upon personal delivery to the party to be noticed; (b) upon electronic confirmation when sent via facsimile; or (c) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next day delivery, with written verification of receipt.  All communications and notices will be sent as follows:

If to the Company, to: EnterConnect Inc. 100 Century Center Court, Ste. 650 San Jose, CA 95112-4537 Attention: Chief Executive Officer Facsimile: (408) 452-9040	If to Payee, to: Attention: Facsimile:

or to such other address as such party (or, where applicable, the Holder) will designate in writing, and will be deemed given when received.

(c)           This Note and the obligations of the Company and the rights of the Holder will be governed by and construed in accordance with the laws of the New York, without giving effect to its principles regarding conflicts of law.

(d)           This Note may be transferred or assigned only upon its surrender to the Company for registration of transfer, duly endorsed, accompanied by a duly executed written instrument of transfer in a form reasonably satisfactory to the Company.  Thereupon, this Note will be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal will be paid solely to the registered Holder of this Note.  Such payment will constitute full discharge of the Company’s obligation to pay such interest and principal.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

(e)           This Note will be binding upon and will inure to the benefit of the Company, the Payee, and their respective successors and permitted assigns.

[Signature follows on next page]

IN WITNESS WHEREOF, the Company has executed and delivered this Convertible Promissory Note as of the date first written above.

EnterConnect Inc.

By:
Sam Jankovich, Chief Executive Officer

Acknowledged and Agreed:

By:
Name:
Title: